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                                                                       EXHIBIT 1
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 27, 2002 included in this Form 11-K into ITC/\DeltaCom, Inc.'s previously filed Registration Statements on Form S-8, File Nos. 333-62773, and 333-49034 covering the ITC/\DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan.


/s/ Arthur Andersen LLP


Atlanta, Georgia
May 6, 2002